SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 AND 15(D) OF
                THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 1997.

                        THERMOGENESIS CORP.
____________________________________________________________________________
      (Exact Name of Registrant as Specified in its Charter)

    DELAWARE   0-16375   94-3018487
(State or other (Commission (IRS Employer jurisdiction) file number) Identification No.)

         3146     GOLD     CAMP     DRIVE,      RANCHO     CORDOVA,      CA
95670
           (Address       of       Principal       Executive       Officer)
(Zip Code)

Registrant's telephone number, including area code:   (916) 858-5100

Item 5. Other

(a) On March 27, 1997, the Company and the New York Blood Center ("NYBC") as licensors entered into a license agreement (the "Agreement") with Pall Corporation and Medsep Corporation, a subsidiary of Pall, as Licensees in which Pall Medsep will become the exclusive world-wide manufacturer (except Japan) of a system of sterile, disposable containers developed by the Company and NYBC for the processing of hematopoietic stem cells sourced from placental/umbilical cord blood ("PCB"). The system is designed to simplify and streamline the harvesting of stem cell rich blood from detached placenta/umbilical cords and the concentration, cryopreservation (freezing) and transfusion of the PCB stem cells while maintaining the highest stem cell population and viability from each PCB donation. These units of PCB stem cells will be "banked" in frozen storage for "on demand" hematopoietic reconstitution of patients afflicted with such diseases as aplastic anemia, hypoproliferative stem and progenitor cell disorders, leukemia, lymphomas and gaucher disease.

     The advantages of PCB stem cell "banks" to patients and transplant physicians include, (1) the PCB stem cell donations can be easily harvested from the detached placenta and umbilical cord resulting from the birth of as many of the millions of babies born each year as

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     required;  (2)  PCB  stem  cell  treated  patients,  on  the  average, demonstrate lower incidence of graft-versus-host disease (GVHD) and improved probability of event-free survival than patients treated with bone marrow; and (3) PCB stem cell donations can be stored in frozen inventory for immediate use in contrast to the average 6-9 month delay in finding a suitable HLA- matched bone marrow donor who must then undergo an invasive surgical procedure to harvest the bone marrow. Two patents on the system are currently pending and a third is being prepared.

     Under the Agreement, the Company and NYBC will receive a $50,000 advance payment, a running royalty equal to ten percent (10%) of Pall Medsep's net sales resulting from the sale of the licensed product for use in stem cell blood collection, and a running royalty equal to five percent (5%) of net sales for non stem cell collection use. There are certain milestone dates in the Agreement directed at bringing the product to market as early as possible.

     Pall Corporation is the international leader in the design, manufacture and marketing of fine disposable filters, membranes and other fluid clarification and separation devices for the health care, aeropower and fluid processing markets.

     NYBC is the largest independent blood distributor in the United States. Each year, NYBC provides more than one million units of blood and blood products. As a world leader in biomedical research, NYBC is making major advances against some of the most serious diseases of our time. NYBC is developing vaccines to prevent disease, innovative treatments to improve patient care, and new methods to further safeguard the blood supply.

Item 7(c). Exhibits.

10. License Agreement by and between THERMOGENESIS CORP. and New York Blood Center, collectively "Licensor" and PALL Corporation and Medsep Corporation, collectively "Licensee" entered into and effective March 27, 1997.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     THERMOGENESIS CORP.


Dated: April 11, 1997                     By:
                                             Philip Coelho, President and CEO





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